                                                                    EXHIBIT 3.02

                                XCELLENET, INC.

                              AMENDED AND RESTATED
                                     BYLAWS


                           As Amended March 24, 1995

                               TABLE OF CONTENTS

                                                             Page
ARTICLE ONE - OFFICES AND AGENT

     Section 1.1    Registered Office and Agent                1
     Section 1.2    Other Offices                              1

ARTICLE TWO - SHAREHOLDERS' MEETINGS

     Section 2.1    Place of Meetings                          1
     Section 2.2    Annual Meetings                            1
     Section 2.3    Special Meetings                           1
     Section 2.4    Notice of Meetings                         1
     Section 2.5    Voting Group                               2
     Section 2.6    Quorum                                     2
     Section 2.7    Vote Required for Action                   2
     Section 2.8    Voting of Shares                           2
     Section 2.9    Proxies                                    3
     Section 2.10   Presiding Officer                          3
     Section 2.11   Adjournments                               3
     Section 2.12   Action of Shareholders
                    Without a Meeting                          3

ARTICLE THREE - THE BOARD OF DIRECTORS

     Section 3.1    General Powers                             3
     Section 3.2    Number of Directors and Term of Office     4
     Section 3.3    Removal                                    4
     Section 3.4    Vacancies                                  4
     Section 3.5    Compensation                               4

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1    Regular Meetings                           5
     Section 4.2    Special Meetings                           5
     Section 4.3    Place of Meetings                          5
     Section 4.4    Notice of Meetings                         5
     Section 4.5    Quorum                                     5
     Section 4.6    Vote Required for Action                   5
     Section 4.7    Participation by Conference
                    Telephone                                  6
     Section 4.8    Action by Directors Without a Meeting      6
     Section 4.9    Adjournments                               6
     Section 4.10   Committees of the Board of Directors       6

ARTICLE FIVE - MANNER OF NOTICE AND WAIVER AS TO
     SHAREHOLDERS AND DIRECTORS

     Section 5.1    Procedure                                  6
     Section 5.2    Waiver                                     7

ARTICLE SIX - OFFICERS

     Section 6.1    Number                                     8
     Section 6.2    Election and Term                          8
     Section 6.3    Compensation                               8
     Section 6.4    Chairman                                   8
     Section 6.5    Chief Executive Officer                    8
     Section 6.6    President                                  8
     Section 6.7    Chief Financial Officer                    9
     Section 6.8    Secretary                                  9
     Section 6.9    Vice Presidents                            9
     Section 6.10   Bonds                                      9

ARTICLE SEVEN - DISTRIBUTIONS AND SHARE DIVIDENDS

     Section 7.1    Authorization or Declaration              10
     Section 7.2    Record Date with Regard to Distri-
                    butions and Share Dividends               10

ARTICLE EIGHT - SHARES

     Section 8.1    Authorization and Issuance
                    of Shares                                 10
     Section 8.2    Share Certificates                        10
     Section 8.3    Rights of Corporation with Respect
                    to Registered Owners                      10
     Section 8.4    Transfers of Shares                       11
     Section 8.5    Duty of Corporation to Register Transfer  11
     Section 8.6    Lost, Stolen or Destroyed
                    Certificates                              11
     Section 8.7    Fixing of Record Date with regard to
                    Shareholder Action                        11

 ARTICLE NINE - INDEMNIFICATION

     Section 9.1    Certain Definitions                       12
     Section 9.2    Basic Indemnification Arrangement         13
     Section 9.3    Advances for Expenses                     14

     Section 9.4    Authorization of and Determination of
                    Entitlement to Indemnification            14
     Section 9.5    Court-Ordered Indemnification and
                    Advances for Expenses                     15
     Section 9.6    Indemnification of Employees and Agents   16
     Section 9.7    Limitations on Indemnification            16
     Section 9.8    Liability Insurance                       17
     Section 9.9    Witness Fees                              17
     Section 9.10   Report to Shareholders                    17
     Section 9.11   Security for Indemnification
                    Obligations                               17
     Section 9.12   No Duplication of Payments                17
     Section 9.13   Subrogation                               17
     Section 9.14   Contract Rights                           17
     Section 9.15   Specific Performance                      18
     Section 9.16   Non-exclusivity, Etc.                     18
     Section 9.17   Amendments                                18
     Section 9.18   Severability                              18

 ARTICLE TEN - MISCELLANEOUS

     Section 10.1   Inspection of Books and Records           19
     Section 10.2   Fiscal Year                               19
     Section 10.3   Corporate Seal                            19
     Section 10.4   Annual Financial Statements               19
     Section 10.5   Conflict with Articles of
                    Incorporation                             19

ARTICLE ELEVEN - AMENDMENTS

     Section 11.1   Power to Amend Bylaws                     19

ARTICLE TWELVE - RESTRICTIONS ON CERTAIN BUSINESS
     COMBINATIONS WITH INTERESTED SHAREHOLDERS

     Section 12.1   Business Combinations                     20

                                  ARTICLE ONE

                               Offices and Agent

     Section 1.1  Registered Office and Agent.  The corporation shall maintain a
                  ---------------------------
registered office in the State of Georgia and shall have a registered agent whose business office is identical with such registered office.

     Section 1.2  Other Offices.  In addition to its registered office, the
                  -------------
corporation may have offices at such other place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or as the business of the corporation may require or make desirable.

                                  ARTICLE TWO

                             Shareholders' Meetings

     Section 2.1  Place of Meetings.  Meetings of shareholders may be held at
                  -----------------
any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the principal office of the corporation.

     Section 2.2  Annual Meetings.  The annual meeting of shareholders shall be
                  ---------------
held following the availability of the corporation's annual financial statements on a date determined by the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. If the annual meeting of shareholders is not held on the day designated as provided in this Section 2.2, any business, including the election of directors, that might properly have been acted upon at that meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these bylaws or held pursuant to a court order.

     Section 2.3  Special Meetings.  Special meetings of shareholders or a
                  ----------------
special meeting in lieu of the annual meeting of shareholders may be called at any time by the Board of Directors, the Chairman or the Chief Executive Officer. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of the shareholders shall be called by the corporation upon the written request of the holders of twenty-five percent (25%) or more of all the shares of capital stock of the corporation entitled to vote in any election of directors.

     Section 2.4  Notice of Meetings.  Unless waived as contemplated in Section
                  ------------------
5.2, a written or printed notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, by or at the direction of the Chairman, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the articles of incorporation or the Georgia Business Corporation Code (the "Code") require the purpose or purposes to be stated in the notice of the meeting. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

     Section 2.5  Voting Group.  Voting group means all shares of one or more
                  ------------
classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.

     Section 2.6  Quorum.  With respect to shares entitled to vote as a separate
                  ------
voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the articles of incorporation or the Code provides otherwise.
Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 8.7 of these bylaws.

     Section 2.7  Vote Required for Action.  If a quorum exists, action on a
                  ------------------------
matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, provisions of these bylaws validly adopted by the shareholders, or the Code requires a greater number of affirmative votes. If the articles of incorporation or the Code provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the articles of incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

     Section 2.8  Voting of Shares.  Unless the articles of incorporation or the
                  ----------------
Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if the ballot be cast by proxy, it shall also state the name of the proxy.

     Section 2.9  Proxies.  A shareholder entitled to vote pursuant to Section
                  -------
2.8 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his attorney in fact. An appointment of proxy shall not be valid for more than eleven months unless expressly provided therein. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

     Section 2.10  Presiding Officer.  The Chairman shall serve as the chairman
                   -----------------
of every meeting of shareholders unless another person is elected by shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he deems desirable to assist with the meeting.

     Section 2.11  Adjournments.  Whether or not a quorum is present to organize
                   ------------
a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

     Section 2.12  Action of Shareholders Without a Meeting.  Action required or
                   ----------------------------------------
permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all shareholders and delivered to the corporation for inclusion in the minutes or filing with the corporate records.


                                 ARTICLE THREE

                             The Board of Directors

     Section 3.1  General Powers.  All corporate powers shall be exercised by or
                  --------------
under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directions may exercise all such lawful acts and things as are not by law, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     Section 3.2  Number of Directors and Term of Office.  The number of
                  --------------------------------------
directors of the corporation shall not be less than three (3) nor more than eleven (11), the precise number to be fixed by resolution of the shareholders or the Board of Directors from time to time.

     The number of directors may be increased or decreased from time to time as provided herein or by amendment to these bylaws and the articles of incorporation; provided, however, that the total number of directors at any time shall not be less than three (3); and provided further, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. In the event that preferred stock of the corporation is issued and authorizes the election of one or more directors by the holders of such preferred stock, the number of directors may be increased in accordance with the terms of the preferred stock. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director until the expiration of his current term, or his earlier resignation, removal from office or death. Each director shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

     Section 3.3  Removal.  The entire Board of Directors or any individual
                  -------
director may be removed from office with or without cause and only by the affirmative vote of at least a majority of all classes of stock of the corporation entitled to vote in the election of such director or directors, considered for purposes of this Section as one class. Notwithstanding the foregoing, in the event that preferred stock of the corporation is issued and authorizes the election of one or more directors by the holders of such preferred stock, any individual director elected by the preferred shareholders may be removed only by the holders of the outstanding shares of the preferred stock in accordance with the terms of the preferred stock as provided therein. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

     Section 3.4  Vacancies.  A vacancy occurring on the Board of Directors,
                  ---------
other than by reason of removal of a director by the shareholders but including vacancies arising from resignation, death or through an increase in the number of directors, may be filled, until the next election of directors by the shareholders, by the affirmative vote of at least a majority of all directors then remaining in office.

     Section 3.5  Compensation.  Unless the articles of incorporation provide
                  ------------
otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.

                                  ARTICLE FOUR

                       Meetings of the Board of Directors

     Section 4.1  Regular Meetings.  Regular meetings of the Board of Directors,
                  ----------------
including an annual meeting, shall be held at such times throughout the year as the Board of Directors shall determine.

     Section 4.2  Special Meetings.  Special meetings of the Board of Directors
                  ----------------
may be called by or at the request of the Chairman, or by any two directors in office at that time.

     Section 4.3  Place of Meetings.  Directors may hold their meetings at any
                  -----------------
place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

     Section 4.4  Notice of Meetings.  No notice shall be required for any
                  ------------------
regularly scheduled meeting of the directors.  Unless waived as contemplated in
Section 5.2, each director shall be given at least one day's notice (as set forth in Section 5.1) of each special meeting stating the date, time, and place of the meeting.

     Section 4.5  Quorum.  At meetings of the Board of Directors, more than one-
                  ------
half of the directors then in office shall be necessary to constitute a quorum for the transaction of business.

     Section 4.6  Vote Required for Action.  (a) If a quorum is present when a
                  ------------------------
vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the articles of incorporation, or these bylaws require the vote of a greater number of directors.

     (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

     (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

     (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

     (3) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 4.7  Participation by Conference Telephone.  Any or all directors
                  -------------------------------------
may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

     Section 4.8  Action by Directors Without a Meeting.  Unless the articles of
                  -------------------------------------
incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any action that may be taken at a meeting of a committee of Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

     Section 4.9  Adjournments.  Whether or not a quorum is present to organize
                  ------------
a meeting, any meeting of directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. At any reconvened meeting any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

     Section 4.10  Committees of the Board of Directors.  The Board of Directors
                   ------------------------------------
by resolution may designate from among its members one or more committees, each consisting of two or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Code, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

                                  ARTICLE FIVE

          Manner of Notice and Waiver as to Shareholders and Directors

     Section 5.1  Procedure.  Whenever these bylaws require notice to be given
                  ---------
to any shareholder or director, the notice shall be given in accordance with this Section

5.1. Notice under these bylaws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following:

     (1) When received or when delivered, properly addressed, to the addressee's last known principal place of business or residence; or

     (2) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

     (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated if communicated in a comprehensible manner.

In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

     Section 5.2  Waiver.
                  ------

     (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided below in (b), the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

     (b) A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     (c) Unless required by the Code, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

     (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided below in (e), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

     (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE SIX

                                    Officers

     Section 6.1  Number.  The officers of the corporation shall consist of a
                  ------
Chairman, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary and any other officers as may be appointed by the Board of Directors or appointed by the Chairman, Chief Executive Officer or President. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person.

     Section 6.2  Election and Term.  All officers shall be appointed by the
                  -----------------
Board of Directors or the Chairman, Chief Executive Officer or President and shall serve at the pleasure of the Board of Directors or the appointing officers as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

     Section 6.3  Compensation.  The compensation of all officers of the
                  ------------
corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

     Section 6.4  Chairman.  The Chairman shall preside at all meetings of the
                  --------
Board of Directors and the shareholders. The Chairman shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

     Section 6.5  Chief Executive Officer.  The Chief Executive Officer shall be
                  -----------------------
the chief executive officer of the corporation and shall have general supervision of the business of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

     Section 6.6  President.  The President shall be the chief operating officer
                  ---------
of the corporation and shall have general supervision of the day to day operations of the corporation. In the absence or disability of the Chief Executive Officer, or at the direction of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors or the Chief Executive Officer.

     Section 6.7  Chief Financial Officer.  The Chief Financial Officer shall be
                  -----------------------
responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Chief Financial Officer shall cause to be maintained full and true accounts of all financial transactions and shall make reports of the same to the Shareholders, Board of Directors, and other officers, and to governmental agencies as requested or required by law, the Code or the Articles of Incorporation. The Chief Financial Officer shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 6.8  Secretary.  The Secretary shall be responsible for preparing
                  ---------
minutes of the acts and proceedings of all meetings of shareholders and of the Board of Directors and any committees thereof. He shall have authority to give all notices required by law or these bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his signature. The Secretary shall authenticate records of the corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him. In the absence or disability of the Secretary or at the direction of the Chief Executive Officer, any assistant secretary may perform the duties and exercise the powers of the Secretary.

     Section 6.9  Vice Presidents.  In the absence or disability of the
                  ---------------
President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

     Section 6.10  Bonds.  The Board of Directors by resolution may require any
                   -----
or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

                                 ARTICLE SEVEN

                       Distributions and Share Dividends

     Section 7.1  Authorization or Declaration.  Unless the articles of
                  ----------------------------
incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Code.

     Section 7.2  Record Date With Regard to Distributions and Share Dividends.
                  ------------------------------------------------------------
For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the corporation's shares) or a share dividend the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.


                                 ARTICLE EIGHT

                                     Shares

     Section 8.1  Authorization and Issuance of Shares.  In accordance with the
                  ------------------------------------
Code, the Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for any consideration valid under the provisions of the Code. To the extent provided in the articles of incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

     Section 8.2  Share Certificates.  The interest of each shareholder in the
                  ------------------
corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman, the Chief Executive Officer or the President, and either the Secretary, or the Chief Financial Officer, and shall be sealed with the seal of the corporation or facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signature of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signatures shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the corporation before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person or persons assigned such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     Section 8.3  Rights of Corporation with Respect to Registered Owners.
                  -------------------------------------------------------
Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 8.4  Transfers of Shares.  Transfers of shares shall be made upon
                  -------------------
the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 8.6 of these bylaws shall have been met.

     Section 8.5  Duty of Corporation to Register Transfer.  Notwithstanding any
                  ----------------------------------------
of the provisions of Section 8.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:

     (a) the certificate is endorsed by the appropriate person or persons; and

     (b) reasonable assurance is given that the endorsement or affidavit is genuine and effective; and

     (c) the corporation either has no duty to inquire into adverse claims or has discharged that duty; and

     (d) the requirements of any applicable law relating to the collection of taxes have been met; and

     (e) the transfer in fact is rightful or is to a bona fide purchaser.

     Section 8.6  Lost, Stolen or Destroyed Certificates.  Any person claiming a
                  --------------------------------------
share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     Section 8.7  Fixing of Record Date with regard to Shareholder Action.  For
                  -------------------------------------------------------
the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than seventy (70) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.


                                  ARTICLE NINE

                                Indemnification

     Section 9.1  Certain Definitions.  As used in this Article, the term:
                  -------------------

     (a) "Corporation" includes any domestic or foreign predecessor entity of this corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (b) "Director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (c) "Expenses" includes attorneys' fees.

     (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (e) "Officer" means an individual who is or was an officer of the corporation or an individual who, while an officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

     (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     (h) "Reviewing Party" shall mean the person or persons making the entitlement determination pursuant to Section 9.4 of this Article, and shall not include a court making any determination under this Article or otherwise.

     Section 9.2  Basic Indemnification Arrangement.
                  ---------------------------------

     (a) Except as provided in Section 9.7 and subsections 9.2(d) and 9.2(e) below, the corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A person's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a).

     (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 9.2(a).

     (d) The corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, unless, and then only to the extent that, the Reviewing Party, or a court of competent jurisdiction acting pursuant to Section 9.5 of this Article or Section 14-2-854 of the Code, determines that, in view of the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnification, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit, unless, and then only to the extent that, a court of competent jurisdiction acting pursuant to Section 9.5 of this Article or Section 14-2-854 of the Code determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

     (e) Indemnification permitted under this Article in connection with a proceeding by or in the right of the corporation shall include reasonable expenses, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement in connection with the proceeding, but, unless ordered by a court, shall not include judgments.

     Section 9.3  Advances for Expenses.
                  ---------------------

     (a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if:

     (i) Such person furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 9.2(a) above and that his conduct does not constitute behavior of the kind described in subsections 9.7 (i)-(iv) below; and

     (ii) Such person furnishes the corporation a written undertaking (meeting the qualifications set forth below in subsection 9.3(b)), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise.

     (b) The undertaking required by subsection 9.3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to financial ability to make repayment.

     Section 9.4  Authorization of and Determination of Entitlement to
                  ----------------------------------------------------
Indemnification.
---------------

     (a) The corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the corporation in the manner described in subsection 9.4(b) below. Nevertheless, except as set forth in subsection 9.4(d) below, the corporation shall not indemnify a director or officer under Section 9.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 9.2(a); provided, however, that regardless of the result or absence of any such determination, and unless limited by the articles of incorporation, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, the corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

     (b) The determination referred to in subsection 9.4(a) above shall be made, at the election of the Board of Directors:

     (i) by the Board of Directors of the corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

     (iii)  by special legal counsel:

     (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

     (2) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

     (iv) by the shareholders; provided that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

     (c) As acknowledged above, the corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnitee met the applicable standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the corporation's indemnification of directors and officers hereunder. Nevertheless, except as set forth in subsection 9.4(d) below, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.4(b) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.4(b)(iii) to select counsel.

     (d) Notwithstanding the requirement under subsection 9.4(c) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by subsection 9.4(c) within thirty (30) days following the proposed indemnitee's written request for indemnification for, or advancement of, such expenses.

     Section 9.5  Court-Ordered Indemnification and Advances for Expenses.
                  -------------------------------------------------------
Unless the articles of incorporation provide otherwise, a director or officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. For purposes of this Article, the corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party. Regardless of any determination by the Reviewing Party that the proposed indemnitee is not entitled to indemnification or advancement of expenses or as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of expenses, such court's review shall be a de novo review, and its determination shall be binding, on the questions of whether:

     (i) The applicant is entitled to mandatory indemnification under the final clause of subsection 9.4(a) above (in which case the corporation shall pay the indemnitee's reasonable expenses incurred to obtain court-ordered indemnification);

     (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 9.2(a) above or was adjudged liable as described in subsection 9.2(d) above (in which case any court-ordered indemnification need not be limited to reasonable expenses incurred by the indemnitee but may include expenses, penalties, fines, judgments, amounts paid in settlement and any other amounts ordered by the court to be indemnified, and, whether or not so ordered, the corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered indemnification); or

     (iii) In the case of advances for expenses, the applicant is entitled pursuant to the articles of incorporation, bylaws or applicable resolution or agreement to payment for or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding (in which case the corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered advancement of expenses).

     Section 9.6  Indemnification of Employees and Agents.  Unless the articles
                  ---------------------------------------
of incorporation provide otherwise, the corporation may indemnify and advance expenses under this Article to an employee or agent of the corporation who is not a director or officer to the same extent as to a director or officer, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors.

     Section 9.7  Limitations on Indemnification.  Regardless of whether a
                  ------------------------------
proposed indemnitee has met the applicable standard of conduct set forth in subsection 9.2(a), the corporation shall not indemnify a person under this Article for any liability incurred in a proceeding in which the person is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

     (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation;

     (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

     (iii) for the types of liability set forth in Section 14-2-832 of the Code; or

     (iv) for any transaction from which he received an improper personal benefit.

     Section 9.8  Liability Insurance.  The corporation may purchase and
                  -------------------
maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the corporation or who, while an employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 9.2, Section 9.3 or Section 9.4 above.

     Section 9.9  Witness Fees.  Nothing in this Article shall limit the
                  ------------
corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

     Section 9.10  Report to Shareholders.  If the corporation indemnifies or
                   ----------------------
advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance, in writing, to the shareholders with or before the notice of the next shareholders' meeting.

     Section 9.11  Security for Indemnification Obligations.  The corporation
                   ----------------------------------------
may at any time and in any manner, at the discretion of the board of directors, secure the corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

     Section 9.12  No Duplication of Payments.  The corporation shall not be
                   --------------------------
liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

     Section 9.13  Subrogation.  In the event of payment under this Article, the
                   -----------
corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

     Section 9.14  Contract Rights.  The right to indemnification and
                   ---------------
advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his capacity as such) the right to consent or object to any subsequent amendment of these bylaws.

     Section 9.15  Specific Performance.  In any proceeding brought by or on
                   --------------------
behalf of an officer or director to specifically enforce the provisions of this Article, the corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 9.15, however, shall not prevent the officer or director from seeking a remedy at law in connection with any breach of the provisions of this Article.

     Section 9.16  Non-exclusivity, Etc.  The rights of a director or officer
                   --------------------
hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he may have under contract or the Code or otherwise.

     Section 9.17  Amendments.  It is the intent of the corporation to indemnify
                   ----------
and advance expenses to its directors and officers to the full extent permitted by the Code, as amended from time to time. To the extent that the Code is hereafter amended to permit a Georgia business corporation to provide to its directors greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advancement of expenses to its directors and officers, in each case consistent with the Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

     Section 9.18  Severability.  To the extent that the provisions of this
                   ------------
Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Code, such provisions of the Code shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

                                  ARTICLE TEN

                                 Miscellaneous

     Section 10.1  Inspection of Books and Records.  The Board of Directors
                   -------------------------------
shall have power to determine which accounts, books and records of the corporation shall be opened to the inspection of shareholders, except those as may by law specifically be made open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Code shall not be available to any shareholder owning two (2%) percent or less of the shares outstanding.

     Section 10.2  Fiscal Year.  The Board of Directors is authorized to fix the
                   -----------
fiscal year of the corporation and to change the same from time to time as it deems appropriate.

     Section 10.3  Corporate Seal.  If the Board of Directors determines that
                   --------------
there should be a corporate seal for the corporation, it shall be in the form as the Board of Directors may from time to time determine.

     Section 10.4  Annual Financial Statements.  In accordance with the Code,
                   ---------------------------
the corporation shall prepare and provide to shareholders such financial statements as may be required by the Code.

     Section 10.5  Conflict with Articles of Incorporation.  In the event that
                   ---------------------------------------
any provision of these bylaws conflicts with any provision of the articles of incorporation, the articles of incorporation shall govern.

                                 ARTICLE ELEVEN

                                   Amendments

     Section 11.1  Power to Amend Bylaws.  The Board of Directors shall have
                   ---------------------
power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe by so expressing in the action they take in adopting or amending any bylaw or bylaws that the bylaw or bylaws so adopted or amended shall not be altered, amended or repealed by the Board of Directors. Notwithstanding the foregoing, the provisions of Section 2.12, Article Nine, this Article Eleven and Article Twelve of these bylaws may be amended only by the procedure provided in the Code for the amendment of articles of incorporation. The provisions of Article Twelve may be repealed only as provided in the Code.

                                 ARTICLE TWELVE

   Restrictions on Certain Business Combinations with Interested Shareholders

     Section 12.1  Business Combinations.  All of the requirements of Article
                   ---------------------
11, Part 3, of the Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

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